UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2006

LitFunding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-49679	93-1221399
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6375 S. Pecos Road
Las Vegas, Nevada	89120
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (702) 317-1610

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Press Release

On July 19, 2006, the Registrant issued a press release announcing that its wholly owned subsidiary, Easy Money Express, has signed a service agreement with M3 Internet Services Inc. to provide the servicing of Easy Money’s Internet-based payday loan business. A copy of the press release is attached hereto as Exhibit 99.

Service Agreement

On June 16, 2006, the Registrant’s wholly owned subsidiary, Easy Money Express, entered into a service agreement with M3 Internet Services, Inc. d/b/a CashZip, a South Dakota Corporation, wherein M3 agreed to promote and market the Easy Money Internet-based loan business through its developed online marketing using various online search engines and Pay-per-Click marketing services, including, but not limited to www.Google.com, as well as mutually agreed upon promotional and advertising material. Compensation shall be paid only on loan transactions made and repaid. Easy Money shall pay to M3 50% of the gross revenue generated from loan transactions based upon referrals made by M3 and loan transactions based upon referrals made by any source outside of M3’s marketing efforts. Easy Money shall also pay M3 a $12 client acquisition fee for each new client who submits an online loan application. The term of the agreement is for twelve (12) months commencing on June 16, 2006 and will automatically renew for succeeding 12-month periods unless either party notifies the other, in writing, at least thirty (30) days prior to the end of the term that it does not intend to renew. A copy of the agreement is attached hereto as Exhibit 10.

Item 9.01 Exhibits.

10	Service Agreement between Easy Money Express and M2 Internet Services Inc. dtd. 6/16/06
99	Press Release dated 7/19/06

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LitFunding Corp.,

a Nevada corporation

By: /s/Morton Reed

Morton Reed, Chief Executive Officer

Date: July 20, 2006